                            INDEMNIFICATION AGREEMENT

                  This Agreement, dated as of December 1, 1996, is by and among Financial Guaranty Insurance Company (the "Insurer"), as the Insurer under the certificate guaranty surety bonds (the "Policy") to be issued in connection with the Certificates described below, ADVANTA Mortgage Conduit Services, Inc. (the "Issuer") and Prudential Securities Incorporated , as Representative (the "Representative") of itself, Morgan Stanley & Co. Incorporated and Salomon Brothers Inc (collectively, the "Underwriters").

                  1. Definitions. As used in this Agreement, the following terms shall have the respective meanings stated below:

                  "Act" means the Securities Act of 1933, as amended, together with all related rules and regulations.

                  "Agreement" means this Indemnification Agreement by and among the Insurer, the Issuer and the Underwriters.

                  "Certificates" means ADVANTA Mortgage Loan Asset-Backed Certificates, Series 1996-4, Class A-1 and Class A-2 issued pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of December 1, 1996 among the Issuer, as Sponsor, ADVANTA Mortgage Corp. USA, as Servicer and Bankers Trust Company of California, N.A., as Trustee.

                  "Class A Certificates" means the ADVANTA Mortgage Loan Asset-Backed Certificates, Series 1996-4, Class A-1 and Class A-2 issued pursuant to the Pooling and Servicing Agreement.

                  "Indemnified Party" means any party entitled to any indemnification pursuant to Section 5 below, as the context requires.

                  "Indemnifying Party" means any party required to provide indemnification pursuant to Section 5 below, as the context requires.

                  "Insurer Party" means the Insurer and its respective parents, subsidiaries and affiliates, and any shareholder, director, officer, employee, agent or any "controlling person" (as such term is used in the Act) of any of the foregoing.

                  "Issuer Party" means the Issuer, each of its parents, subsidiaries and affiliates, and any shareholder, director, officer, employee, agent or any "controlling person" (as such term is used in the Act) of any of the foregoing.

                  "Losses" means (i) any actual out-of-pocket loss paid by the party entitled to indemnification or contribution hereunder, and (ii) any actual out-of-pocket costs and expenses paid by such party, including reasonable fees and expenses of its counsel, to the extent not paid, satisfied or reimbursed from funds provided by any other Person (provided that the foregoing shall not create or imply any obligation to pursue recourse against any such other Person).

                  "Person" means any individual, partnership, joint venture, corporation, trust or unincorporated organization or any government or agency or political subdivision thereof.

                  "Prospectus" means the form of final Prospectus, dated September 6, 1996 as supplemented by the Prospectus Supplement included in the Registration Statement on each date that the Registration Statement and any post-effective amendment or amendments thereto became effective.

                  "Prospectus Supplement" means the form of final Prospectus Supplement, dated December 6, 1996 relating to the offer and sale of the Class A-1 and Class A-2 Certificates.

                  "Registration Statement" means the registration statement on Form S-3 of the Issuer (Registration No. 33-99510) relating to the Certificates in the form in which it has become effective.

                  "State Securities Law" means any state, local or foreign statute, and any rule or regulation thereunder, regulating (i) transactions and dealings in securities, (ii) any person or entity engaging in such transactions or advising with respect to securities or
         (iii) investment companies.

                  "Underwriting Agreement" means the Underwriting Agreement by and between the Issuer and the Representative, dated December 6, 1996.

                  "Underwriter Party" means the Underwriter and its parents, subsidiaries and affiliates and any shareholder, director, officer, employee, agent or "controlling person" (as such term is used in the Act) of any of the foregoing.

                  2. Representations and Warranties of the Insurer. The Insurer represents and warrants to the Underwriter and the Issuer as follows:

                  (a) Organization and Licensing. The Insurer is a duly incorporated and existing New York stock insurance company licensed to do business in the State of New York.

                  (b) Corporate Power. The Insurer has the corporate power and authority to issue the Policy and execute and deliver this Agreement and to perform all of its obligations hereunder and thereunder.


                  (c) Authorization; Approvals. The issuance of the Policy and the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate proceedings. No further approvals or filings of any kind, including, without limitation, any further approvals of or further filing with any governmental agency or other governmental authority, or any approval of the Insurer's board of directors or stockholders, are necessary for the Policy and this Agreement to constitute the legal, valid and binding obligations of the Insurer.

                  (d) No Conflicts. The execution and delivery of this Agreement and consummation of the transactions contemplated hereunder will not result in the breach of any terms or provisions of the certificate of incorporation or by-laws of Insurer, or result in the breach of a term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any material agreement or other material instrument to which the Insurer or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Insurer or any of its property is subject or result in the creation of any lien on any of Insurer's assets or property (other than pursuant to this Agreement).

                  (e) Enforceability. The Policy, when issued, and this Agreement, will each constitute a legal, valid and binding obligation of the Insurer, enforceable in accordance with its terms subject to applicable laws affecting the enforceability of creditors' rights generally and general principles of equity.

                  (f) Financial Information. The balance sheet of the Insurer as of December 31, 1995 and the related statements of income, stockholders' equity and cash flows for the fiscal year then ended, and the accompanying footnotes, a copy of which is attached as Appendix A to the Prospectus (the "Insurer Financial Statements"), fairly present in all material respects the financial condition of the Insurer as of such date and for the period covered by such statements in accordance with generally accepted accounting principles consistently applied, and, since December 31, 1995, there has been no material change in such financial condition of the Insurer which would materially and adversely affect its ability to perform its obligations under the Policy. The balance sheet of the Insurer as of September 30, 1996 and the related statements of income, stockholders' equity and cash flows for the period then ended, a copy of which is attached as Appendix B to the Prospectus Supplement (the "Insurer Unaudited Financial Statements") fairly present in all material respects the financial condition of the Insurer as of such date and for the period covered by such statements in accordance with generally accepted accounting principles consistently applied, and, since September 30, 1996, there has been no material change in such financial condition of the Insurer which would materially and adversely affect its ability to perform its obligations under the Policy.

                  (g) Insurer Information. The information in the Prospectus as of the date hereof under the captions "The Certificate Insurer" and "The Certificate Insurance Policy" (collectively, the "Insurer Information") is true and correct in all material respects and does not contain any untrue statement of a fact that is material to the Insurer's ability to perform its obligations under the Policy.

                  (h) Limitations. Nothing in this Agreement shall be construed as a representation or undertaking by the Insurer concerning maintenance of the rating currently assigned to its claims-paying ability by Moody's Investors Service, Inc. ("Moody's"), Standard & Poor's Group, a division of The McGraw Hill Companies ("Standard & Poor's"), or any other rating agency (collectively, the "Rating Agencies"). The Rating Agencies, in assigning such rating, may take into account facts and assumptions not described in the Prospectus, and the facts and assumptions which are considered by the Rating Agencies are subject to change over time. The Insurer has not attempted to disclose all facts and assumptions which the Rating Agencies deem relevant in assigning a rating within a particular rating category to the Insurer's claims-paying ability. Notwithstanding the foregoing, the Insurer is not aware of any facts that, if disclosed to Moody's, or Standard & Poor's, would be reasonably expected to result in a downgrade of the rating of the claims-paying ability of the Insurer by either of such Rating Agencies.

                  (i) No Litigation. There are no actions, suits, proceedings or investigations pending, or to the best of the Insurer's knowledge, threatened against it at law or in equity or before or by any court, governmental agency, board or commission or any arbitrator which, if decided adversely, would materially and adversely affect its condition (financial or otherwise) or operations of it or would materially and adversely affect its ability to perform its obligations under this Agreement or the Policy.

                  (j) 1933 Act Registration. The Policy is exempt from registration under the Act.

                  3. Agreements, Representations and Warranties of the Underwriters. The Underwriters represent and warrant to and agree with the Issuer and the Insurer that the statements contained in the Prospectus under the caption "Underwriting" (referred to herein as the "Underwriters Information") are true and correct in all material respects.

                  4. Agreements, Representations and Warranties of the Issuer. The Issuer represents and warrants to and agrees with the Insurer and the Underwriters as follows:


                  (a) Registration Statement. The information in the Registration Statement, other than the Insurer Information, is true and correct in all material respects and does not contain any untrue statement of a fact that is material or omit to state a fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (b) Organization. The Issuer is duly incorporated and existing under the laws of the State of Delaware and is in good standing as a foreign corporation in each jurisdiction in which the nature of its business, or the properties owned or leased by it make such qualification necessary.

                  (c) Corporate Power. The Issuer has the corporate power and authority to execute and deliver this Agreement, the Underwriting Agreement, the Pooling and Servicing Agreement and to perform all of its obligations hereunder and thereunder.

                  (d) Authorization; Approvals. The execution, delivery and performance of this Agreement, the Underwriting Agreement and the Pooling and Servicing Agreement by the Issuer have been duly authorized by all necessary corporate proceedings. No further approvals or filings of any kind, including, without limitation, any further approvals of or further filing with any governmental agency or other governmental authority, or any approval of the Issuer's board of directors or stockholders, are necessary for this Agreement, the Underwriting Agreement and the Pooling and Servicing Agreement to constitute the legal, valid and binding obligations of the Issuer.

                  (e) No Conflicts. The execution and delivery of this Agreement and consummation of the transactions contemplated hereunder will not result in the breach of any terms or provisions of the certificate of incorporation or by-laws of Issuer or result in the breach of a term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any material agreement or other material instrument to which the Issuer or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Issuer or any of its property is subject or result in the creation of any lien on any of Issuer's assets or property (other than pursuant to this Agreement).

                  (f) Enforceability. This Agreement, the Pooling and Servicing Agreement and the Underwriting Agreement, will each constitute a legal, valid and binding obligation of the Issuer, enforceable in accordance with its terms subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforceability of creditors' rights generally applicable in the event of the bankruptcy, insolvency or reorganization of the Issuer and to general principles of equity.

                  (g) No Litigation. There are no actions, suits, proceedings or investigations pending, or to the best of the Issuer's knowledge, threatened against it at law or in equity or before any court, governmental agency, board or commission or any arbitrator which, if decided adversely, would materially and adversely affect its condition (financial or otherwise) or operations of it or would materially and adversely affect its ability to perform its obligations under this Agreement, the Underwriting Agreement or the Pooling and Servicing Agreement.

                  5. Indemnification.

                  (a) The Insurer hereby agrees, upon the terms and subject to the conditions of this Agreement, to indemnify, defend and hold harmless each Issuer Party and each Underwriter Party against any and all Losses incurred by them with respect to the offer and sale of the Certificates and resulting from the Insurer's breach of any of its representations and warranties set forth in Section 2 of this Agreement.

                  (b) The Underwriters hereby severally, and not jointly agree, upon the terms and subject to the conditions of this Agreement, to indemnify, defend and hold harmless each Insurer Party against any and all Losses incurred by them which arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact in the Underwriters Information or (ii) the omission or alleged omission to state in the Underwriters Information a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (c) The Issuer hereby agrees, upon the terms and subject to the conditions of this Agreement, to indemnify, defend and hold harmless each Insurer Party against any and all losses incurred by them with respect to the offer and sale of the Certificates and resulting from the Issuer's breach of any of its representations and warranties set forth in Section 4 of this Agreement.

                  (d) Upon the incurrence of any Losses entitled to indemnification hereunder, the Indemnifying Party shall reimburse the Indemnified Party promptly upon establishment by the Indemnified Party to the Indemnifying Party of the Losses incurred.

                  6. Insurer Undertaking. The Insurer hereby agrees that, for so long as the Underwriters are required under the Act to deliver a Prospectus in connection with the sale of the Class A Certificates, the Insurer will furnish to either the Representative or the Issuer, or both, upon written request of such party or parties and at the expense of the Underwriters or the Issuer, as the case may be, copies of the Insurer's most recent financial statements (annual or interim, as the case may be) prepared in accordance with generally accepted accounting principles (subject, as to interim statements, to normal year-end adjustments and to the absence of footnotes) within a reasonable time after they are available.

                  7. Notice to be Given to the Insurer. Except as provided in
Section 10 below with respect to contribution, the indemnification provided herein by the Insurer shall be the exclusive remedy of the Underwriter Party or Issuer Party for the Losses resulting from the Insurer's breach of a representation, warranty or agreement hereunder; provided, however, that the Underwriter Party or Issuer Party shall be entitled to pursue any other remedy at law or in equity for any such breach so long as the damages sought to be recovered shall not exceed the Losses incurred thereby resulting from such breach. In the event that any action or regulatory proceeding shall be commenced or claim asserted which may entitle the Underwriter Party or Issuer Party to be indemnified under this Agreement, such party shall give the Insurer written or telegraphic notice of such action or claim reasonably promptly after receipt of written notice thereof. The Insurer shall be entitled to participate in the defense of any such action or claim in reasonable cooperation with, and with the reasonable cooperation of, the Issuer Party or Underwriter Party, as the case may be. The Indemnified Party will have the right to employ its own counsel in any such action in addition to counsel for the Insurer, but the fees and expenses of such counsel will be at the expense of such Indemnified Party unless
(1) the employment of counsel by the Indemnified Party at its expense has been authorized in writing by the Insurer, or (2) the Insurer has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, or (3) the named parties to any such action include the Insurer on the one hand, and, on the other hand, the Indemnified Party, and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Insurer (in which case, if such Indemnified Party notifies the Insurer in writing that it elects to employ separate counsel at the expense of the Insurer, the Insurer shall not have the right to assume the defense of such action or proceeding on such Indemnified Party's behalf), in each of which cases the reasonable fees and expenses of counsel (including local counsel) will be at the expense of the Insurer and all such fees and expenses will be reimbursed promptly as they are incurred but, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, the Insurer shall not be liable for the fees and expenses of more than one counsel for all Issuer Parties and more than one counsel for all Underwriter Parties. The Underwriter Parties and Issuer Parties shall cooperate with the Insurer Parties in resolving any event which would give rise to an indemnity obligation pursuant to Section 5(a) hereof in the most efficient manner. No settlement of any such claim or action shall be entered into without the consent of the Issuer Party or Underwriter Party, as the case may be, who is subject to such claim or action, on the one hand and the Insurer Party who is subject to such claim or action on the other hand; provided, however, that the consent of such Issuer Party or such Underwriter Party, as applicable, shall not be required if such settlement fully discharges, with prejudice against the plaintiff, the claim or action against such Issuer Party or Underwriter Party. Any failure by an Issuer Party or Underwriter Party, as the case may be, to comply with the provisions of this Section shall relieve the Insurer of liability only if such failure is materially prejudicial to any legal pleadings, grounds, defenses or remedies in respect thereof or the Insurer's financial liability hereunder and then only to the extent of such prejudice.

                  8. Notice to be Given to the Representative. Except as provided below in Section 10 with respect to contribution, the indemnification provided herein by the Underwriters shall be the exclusive remedy of any Insurer Party for the Losses resulting from the Underwriter's breach of a representation, warranty or agreement hereunder; provided, however, that the Insurer Party shall be entitled to pursue any other remedy at law or in equity for any such breach so long as the damages sought to be recovered shall not exceed the Losses incurred thereby resulting from such breach. In the event that any action or regulatory proceeding shall be commenced or claim asserted which may entitle an Insurer Party to be indemnified under this Agreement, such party shall give the Representative written or telegraphic notice of such action or claim reasonably promptly after receipt of written notice thereof. The Underwriters shall be entitled to participate in the defense of any such action or claim in reasonable cooperation with, and with the reasonable cooperation of, the Insurer Party. The Indemnified Party will have the right to employ its own counsel in any such action in addition to counsel for the Underwriters, but the fees and expenses of such counsel will be at the expense of such Indemnified Party unless (1) the employment of counsel by the Indemnified Party at its expense has been authorized in writing by the Representative, or (2) the Underwriters have not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, or (3) the named parties to any such action include the Underwriters on the one hand, and on the other hand, the Indemnified Party, and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Underwriters (in which case, if such Indemnified Party notifies the Representative in writing that it elects to employ separate counsel at the expense of the Underwriters, the Underwriters shall not have the right to assume the defense of such action or proceeding on such Indemnified Party's behalf), in each of which cases the reasonable fees and expenses of counsel will be at the expense of the Underwriters and all such fees and expenses will be reimbursed promptly as they are incurred but, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, the Underwriters shall not be liable for the fees and expenses of more than one counsel for all Insurer Parties. The Insurer Party shall cooperate with the Underwriter Party and the Issuer Party in resolving any event which would give rise to an indemnification obligation pursuant to Section 5(b) hereof in the most efficient manner. No settlement of any such claim or action shall be entered into without the consent of the Insurer Party who is subject to such claim or action, on the one hand and the Underwriter Party who is subject to such claim or action on the other hand; provided, however, that the consent of such Insurer Party shall not be required if such settlement fully discharges, with prejudice against the plaintiff, the claim or action against such Insurer Party. Any failure by an Insurer Party to comply with the provisions of this Section shall relieve the Underwriters of liability only if such failure is materially prejudicial to any legal pleadings, grounds, defenses or remedies in respect thereof or the Underwriters' liability hereunder and then only to the extent of such prejudice.

                  9. Notice to be Given to the Issuer. Except as provided below in Section 10 with respect to contribution, the indemnification provided herein by the Issuer shall be the exclusive remedy of any Insurer Party for the Losses resulting from the Issuer's breach of a representation, warranty or agreement hereunder; provided, however, that the Insurer Party shall be entitled to pursue any other remedy at law or in equity for any such breach so long as the damages sought to be recovered shall not exceed the Losses incurred thereby resulting from such breach. In the event that any action or regulatory proceeding shall be commenced or claim asserted which may entitle an Insurer Party to be indemnified under this Agreement, such party shall give the Issuer written or telegraphic notice of such action or claim reasonably promptly after receipt of written notice thereof. The Issuer shall be entitled to participate in the defense of any such action or claim in reasonable cooperation with, and with the reasonable cooperation of, the Insurer Party. The Indemnified Party will have the right to employ its own counsel in any such action in addition to counsel for the Issuer, but the fees and expenses of such counsel will be at the expense of such Indemnified Party unless (1) the employment of counsel by the Indemnified Party at its expense has been authorized in writing by the Issuer, or (2) the Issuer has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, or (3) the named parties to any such action include the Issuer on the one hand, and on the other hand, the Indemnified Party, and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Issuer (in which case, if such Indemnified Party notifies the Issuer in writing that it elects to employ separate counsel at the expense of the Issuer, the Issuer shall not have the right to assume the defense of such action or proceeding on such Indemnified Party's behalf), in each of which cases the reasonable fees and expenses of counsel will be at the expense of the Issuer and all such fees and expenses will be reimbursed promptly as they are incurred but, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, the Issuer shall not be liable for the fees and expenses of more than one counsel for all Insurer Parties. The Insurer Party shall cooperate with the Issuer Party and the Underwriter Party in resolving any event which would give rise to an indemnification obligation pursuant to Section 5(c) hereof in the most efficient manner. No settlement of any such claim or action shall be entered into without the consent of the Insurer Party, who is subject to such claim or action, on the one hand and the Issuer Party on the other hand; provided, however, that the consent of such Insurer Party shall not be required if such settlement fully discharges, with prejudice against the plaintiff, the claim or action against such Insurer Party. Any failure by an Insurer Party to comply with the provisions of this Section shall relieve the Issuer of liability only if such failure is materially prejudicial to any legal pleadings, grounds, defenses, or remedies in respect thereof or the Issuer's liability hereunder and then only to the extent of such prejudice.

                  10. Contribution.

                  (a) To provide for just and equitable contribution if the indemnification provided by the Insurer is determined to be unavailable for any Underwriter Party or Issuer Party (other than pursuant to Section 5 or 7 of this Agreement), the Insurer shall contribute to the aggregate costs of liabilities arising from any breach of a representation or warranty set forth in this Agreement on the basis of the relative fault of all Underwriter Parties, all Issuer Parties and all Insurer Parties, respectively.

                  (b) To provide for just and equitable contribution if the indemnification provided by the Issuer is determined to be unavailable for any Insurer Party (other than pursuant to Section 5 or 9 of this Agreement), the Issuer shall contribute to the aggregate costs of liabilities arising from any breach of a representation or warranty set forth in this Agreement on the basis of the relative fault of all Underwriter Parties, all Issuer Parties and all Insurer Parties.

                  (c) To provide for just and equitable contribution if the indemnification provided by the Underwriters is determined to be unavailable for any Insurer Party (other than pursuant to Section 5 or 8 of this Agreement), the Underwriters shall contribute to the aggregate costs of liabilities arising from (i) any untrue statement or alleged untrue statement of a material fact in the Underwriters Information or (ii) the omission or alleged omission to state in the Underwriters Information a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading on the basis of the relative fault of all Underwriter Parties, all Issuer Parties and all Insurer Parties; provided however, that the Underwriter Party shall not be liable for any amount in excess of (i) the excess of the sales prices of the Class A Certificates to the public over the prices paid therefor by the Underwriters, over (ii) the aggregate amount of any damages which the Underwriter Party has been otherwise required to pay in respect of the same or any substantially similar claim.

                  (d) The relative fault of each Indemnifying Party, on the one hand, and of each Indemnified Party, on the other, shall be determined by reference to, among other things, whether the breach of, or alleged breach of, any of its representations and warranties set forth in
         Section 2, 3 or 4 of this Agreement relates to information supplied by, or action within the control of, the Indemnifying Party or the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such breach.

                  (e) The parties agree that the Insurer shall be solely responsible for the Insurer Information and for the Insurer Financial Statements, that the Underwriters shall be solely responsible for the Underwriter Information and that the Issuer shall be responsible for all other information in the Registration Statement and in the Prospectus.

                  (f) No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (g) The indemnity and contribution agreements contained in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter Party, any Issuer Party or any Insurer Party, (ii) the issuance of the Certificates or the Policy or (iii) any termination of this Agreement.

                  (h) Upon the incurrence of any Losses entitled to contribution hereunder, the contributor shall reimburse the party entitled to contribution promptly upon establishment by the party entitled to contribution to the contributor of the Losses incurred.

                  It is understood and agreed that the indemnities set forth in this Agreement shall service the execution and delivery of this Agreement and the issuance, sale and delivery of the Class A Certificates.

                  11. Notices. All notices and other communications provided for under this Agreement shall be addressed to the address set forth below as to each party or at such other address as shall be designated by a party in a written notice to the other party.

If to the Insurer:                  Financial Guaranty Insurance Company
                                    115 Broadway
                                    New York, New York 10006
                                    Attention: General Counsel

If to the Issuer:                   ADVANTA Mortgage
                                    Conduit Services, Inc.
                                    16875 West Bernardo Drive

                                    San Diego, CA 92127

If to the Underwriter:              Prudential Securities Incorporated
                                    One New York Plaza, 15th Floor
                                    New York, New York 10292

                  12. Governing Law, Etc. This Agreement shall be deemed to be a contract under the laws of the State of New York and shall be governed by and construed in accordance with the laws of the State of New York without regard to its conflicts of laws provisions. This Agreement may not be assigned by any party without the express written consent of each other party. Amendments of this Agreement shall be in writing signed by each party. This Agreement shall not be effective until executed by each of the Insurer, the Issuer and the Representative.

                  13. Underwriting Agreement; Pooling and Servicing Agreement. This Agreement in no way limits or otherwise affects the indemnification obligations of the Issuer under (a) the Underwriting Agreement or (b) the Pooling and Servicing Agreement.

                  14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall together constitute but one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized, all as of the date first above written.


                                            FINANCIAL GUARANTY INSURANCE
                                            COMPANY

                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                            ADVANTA MORTGAGE CONDUIT
                                            SERVICES, INC.

                                            By:
                                               ---------------------------------
                                               Name:  Mark T. Dunsheath
                                               Title: Vice President


                                            PRUDENTIAL SECURITIES
                                            INCORPORATED, as Representative
                                              of the Underwriters

                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:



                           [INDEMNIFICATION AGREEMENT]